                     SEVENTH AMENDMENT TO CREDIT AGREEMENT

    THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of the 11th day of July, 1997, by and between REGIS CORPORATION, a Minnesota corporation ("Borrower"), and LASALLE NATIONAL BANK, a national banking association (the "Bank").

                              W I T N E S S E T H:

    WHEREAS, Bank, Bank Hapoalim B.M. and Borrower entered into that certain Credit Agreement dated as of June 21, 1994, as amended by that certain Amendment to Credit Agreement dated as of March 10, 1995, that certain Second Amendment to Credit Agreement dated as of July 20, 1995, and that certain Third Amendment to Credit Agreement dated as of March 19, 1996, and as further amended by that certain Fourth Amendment to Credit Agreement dated as of July 9, 1996, by and between Borrower and Bank (the entire interest of Bank Hapoalim B.M. in the Commitment, Loan and Note having been transferred and assigned to the Bank pursuant to that certain Assignment of Note, Credit Agreement and Other Documents and Materials dated as of June 30, 1996), that certain Fifth Amendment to Credit Agreement dated as of October 28, 1996, and that certain Sixth Amendment to Credit Agreement dated as of March 19, 1997 (collectively, the "Original Credit Agreement"); and

    WHEREAS, Borrower desires to borrow additional funds from the Bank in connection with the construction of Borrower's Tennessee distribution center, and the Bank is willing to loan additional funds to Borrower in connection with the construction of Borrower's Tennessee distribution center; and

    WHEREAS, the parties hereto now desire to further amend the Original Credit Agreement pursuant to this Amendment;

    NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment, the parties, intending to be bound, hereby agree as follows:

    1. INCORPORATION OF THE AGREEMENT. All capitalized terms which are not defined hereunder shall have the same meanings as set forth in the Original Credit Agreement, and the Original Credit Agreement, to the extent not inconsistent with this Amendment, is incorporated herein by this reference as though the same were set forth in its entirety. To the extent any terms and provisions of the Original Credit Agreement are inconsistent with the amendments set forth in PARAGRAPH 2 below, such terms and provisions shall be deemed superseded hereby. Except as specifically set forth herein, the Original Credit Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.

    2. AMENDMENT OF THE ORIGINAL CREDIT AGREEMENT. The Original Credit Agreement is hereby amended as follows:


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    (a) The definition of the terms "BASE RATE LOAN", "DEFAULT RATE", "EXCESS
INTEREST", "LIBOR LOAN", "LOAN" or "LOANS", "MATURITY DATE", and
"MAXIMUM RATE" in PARAGRAPH 1A are hereby amended and restated to read as follows:

         "BASE RATE LOAN" shall mean a Loan bearing interest as specified in PARAGRAPHS 3C(i) AND 4-2C(i).

         "DEFAULT RATE" shall have the meaning assigned to such term in PARAGRAPHS 3C(iii) AND 4-2C(iii) hereof.

         "EXCESS INTEREST" shall have the meaning assigned to such term in PARAGRAPHS 3K AND 4-2K hereof.

         "LIBOR LOAN" means a Loan bearing interest as specified in PARAGRAPHS 3C(ii) AND 4-2C(ii).

         "LOAN" or "LOANS" means and includes all Base Rate Loans and LIBOR Loans made under the Credit Commitment and under the Term Loan B, and also means and includes the Term Loan, unless the context in which such term is used shall otherwise require.

         "MATURITY DATE" means October 31, 1998 with respect to the Credit Commitment, July 1, 2000 with respect to the Term Loan, and December 31, 1998 with respect to the Term Loan B.

         "MAXIMUM RATE" shall have the meaning assigned to such term in PARAGRAPHS 3K AND 4-2K hereof.

    (b) The definition of the terms "CASH EQUIVALENTS", "CREDIT
AVAILABILITY", "LETTER OF CREDIT OBLIGATIONS", "LETTERS OF CREDIT", "LNB", "TERM LOAN B", and "TERM B NOTE" are hereby appended to PARAGRAPH 1A as follows:

        "CASH EQUIVALENTS" shall mean, at any time, any assets of Borrower which are readily convertible into money, including, without limitation, checks, and other negotiable instruments, deposits with any bank or financial institution (whether as demand deposits or time deposits, and whether or not evidenced by certificates of deposit), and readily marketable securities of any type.

         "CREDIT AVAILABILITY" shall mean the positive difference, if any, between (i) $25,000,000 and (ii) the sum of the aggregate principal amounts outstanding in respect of the Credit Commitment plus the outstanding Letter of Credit Obligations.

         "LETTER OF CREDIT OBLIGATIONS" shall mean all outstanding obligations incurred by LNB at the request of Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance by LNB of Letters of Credit.

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

              (c) In the event that any Letter of Credit Obligation, whether or not then due and payable, shall for any reason be outstanding on the Credit Termination Date, Borrower will pay to LNB cash or Cash Equivalents in an amount equal to the outstanding Letter of Credit Obligations. Such funds or Cash Equivalents shall be held by LNB in a cash collateral account (the "Cash Collateral Account"). The Cash Collateral Account shall be in the name of LNB (as a cash collateral account), and shall be under the sole dominion and control of LNB and subject to the terms of this PARAGRAPH 3L. Borrower hereby pledges, and grants to LNB a security interest in, all such funds or Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations, whether or not then due.

              From time to time after funds are deposited in the Cash Collateral Account, LNB may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, in such order as LNB may elect, as shall be or shall become due and payable by Borrower to LNB with respect to such Letter of Credit Obligations.

              Neither Borrower nor any person or entity claiming on behalf of or through Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the expiration or the termination of any Letter of Credit Obligation in accordance with its terms and the payment of all amounts payable by Borrower to LNB in respect thereof, any funds or Cash Equivalents remaining in the Cash Collateral Account in excess of the then remaining Letter of Credit Obligations shall be returned to Borrower.

              LNB shall not have any obligation to invest the funds in the Cash Collateral Account or deposit such funds in an interest-bearing account, and interest and earnings thereon, if any, shall be the property of LNB. Interest and earnings on the Cash Equivalents in the Cash Collateral Account shall be the property of Borrower.

              (d) In the event that LNB shall incur any Letter of Credit Obligations pursuant hereto with respect to standby Letters of Credit at the request of Borrower or on behalf of Borrower hereunder, Borrower agrees to pay (i) to LNB, solely for its account, as compensation to LNB for incurring such Letter of Credit Obligations, all customary issuance and administrative fees and charges customarily imposed by LNB for the issuance and administration of standby Letters of Credit, and (ii) commencing with the calendar quarter in which such Letter of Credit Obligations are incurred by LNB and quarterly thereafter for each calendar quarter during which such Letter of Credit Obligations shall remain outstanding, to Agent for the ratable benefit of the Banks, a fee in an amount equal to the quotient of (x) the sum of the products of the daily outstanding amount of such Letter of Credit Obligations on each day during the previous calendar quarter, multiplied by a rate equal to 0.625 percent, divided by (y) 360. Fees payable in respect of Letter of Credit Obligations shall be paid in arrears, on the first day of each calendar quarter and on the Credit Termination Date.

     (e) In the event that LNB shall incur any Letter of Credit Obligations pursuant hereto with respect to commercial Letters of Credit at the request of Borrower or on behalf of Borrower hereunder, Borrower agrees to pay (i) to LNB, solely for its account, as compensation to LNB for incurring such Letter of Credit Obligations, all customary issuance and administrative fees and charges customarily imposed by LNB for the issuance and administration of commercial Letters of Credit, and (ii) on the date on which such Letter of Credit Obligations are incurred by LNB, to Agent for the ratable benefit of the Banks, an issuance fee in an amount equal to such percentage of the face amount of such Letter of Credit as shall be designated from time to time by LNB.

     (f) The reimbursement obligation of Borrower under this PARAGRAPH 3L with respect to each Letter of Credit Obligation shall be absolute, unconditional and irrevocable and shall remain in full force and effect until all such obligations of Borrower to the Banks and Agent with respect to such Letter of Credit Obligations shall have been satisfied, and such obligations of Borrower shall not be affected, modified or impaired upon the happening of any of the following events, whether or not with notice to, or the consent of, Borrower:

         (i) Any lack of validity or enforceability of any Letter of Credit or any documentation relating to any Letter of Credit or to any transaction related in any way to such Letter of Credit (the "Letter of Credit Documents");

         (ii) Any amendment, modification, waiver, consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to any of the Letter of Credit Documents;

         (iii) The existence of any claim, setoff, defense or other right which Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), LNB, Agent or any Bank or any other Person, whether in connection with any of the Letter of Credit Documents, the transactions contemplated herein or therein or any unrelated transactions;

         (iv) Any draft or other statement or document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

         (v) Payment by LNB to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

         (vi) Any failure, omission, delay or lack on the part of LNB, Agent or any Bank or any party to any of the Letter of Credit Documents to enforce, assert or exercise any right, power or remedy conferred upon LNB, Agent, any Bank or any such party; or

         (vii) Any other event or circumstance that would, in the absence of this clause, result in the release or discharge by operation of law or otherwise of Borrower from the performance or observance of any obligation, covenant or agreement contained in this PARAGRAPH 3L.

No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which Borrower has or may have against the beneficiary of any Letter of Credit shall be available hereunder to Borrower against LNB, Agent or any Bank. Nothing in this PARAGRAPH 3L shall limit the liability, if any, of LNB, Agent or any Bank to Borrower pursuant to PARAGRAPH 3L(g) hereof.

         (viii) Borrower hereby indemnifies and agrees to hold harmless the Banks, LNB, Agent, and their respective officers, directors, employees and agents, harmless from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever which the Banks, LNB, Agent or any such Person may incur or which may be claimed against any of them by reason of or in connection with any Letter of Credit, and neither any Bank, LNB, Agent or any of their respective officers, directors, employees or agents shall be liable or responsible for: (i) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary in connection therewith;
     (ii) the validity, sufficiency or genuineness of documents or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged;
     (iii) except as set forth below, payment by LNB to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of any Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; (iv) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit; or (v) any other event or circumstance whatsoever arising in connection with any Letter of Credit; PROVIDED, HOWEVER, that Borrower shall not be required to indemnify LNB and LNB shall be liable to Borrower to the extent, but only to the extent, of any direct, as opposed to consequential or incidental, damages suffered by Borrower which were caused by (A) LNB's wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit, or (B) the payment by LNB to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of the Letter of Credit to the extent, but only to the extent, that such payment constitutes gross negligence or willful misconduct of LNB. It is understood that in making any payment under a Letter of Credit LNB will rely on documents presented to it under such Letter of Credit as to any and all matters set forth therein without further investigation and regardless of any notice or information to the contrary, and such reliance and payment against documents presented under a Letter of Credit substantially complying with the terms thereof shall not be deemed gross negligence or willful misconduct of LNB in connection with such payment.

     (d) Paragraph 4A(ll) is hereby amended and restated to read as follows:

   4A(11) OVER-ADVANCES. If, at any time and for any reason, the aggregate amount of Borrower's Liabilities outstanding in respect of the Credit Commitment plus the outstanding Letter of Credit Obligations exceeds the amount of the Total Credit Commitment set forth in PARAGRAPH 2A (an "Over-Advance"), then Borrower, upon Agent's election and demand, shall immediately pay to Agent, in cash, the amount of such Over-Advance. If such Over-Advance remains outstanding for more than one (1) day, and Agent has demanded payment thereof, until such Over-Advance is so repaid to Agent, the amount of such Over-Advance shall bear interest at the applicable Default Rate.

     (e) The following ARTICLE 4-2 is hereby appended to the Original Credit
Agreement:


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

                             4-2 TERM LOAN B

         4-2A. TERM LOAN B COMMITMENT. On the terms and subject to the conditions set forth in this Agreement, LaSalle National Bank ("LNB") agrees to make an additional term loan ("Term Loan B") to Borrower in the maximum principal amount of Fifteen Million Dollars ($15,000,000). Term Loan B shall be available to Borrower by means of one or more Loans, it being understood that Term Loan B may be repaid in whole or in part at any time, subject to PARAGRAPH 4-2I, but no amount repaid may be reborrowed. Term Loan B shall be evidenced by a promissory note to be executed and delivered by Borrower at or before the initial Loan thereunder substantially in the form set forth in EXHIBIT 4-2A hereto (the "Term B Note"). Payments to be made by Borrower under the Term B Note shall be made at the time, in the amounts and upon the terms set forth herein and therein.

         4-2B. BORROWING PROCEDURES UNDER THE TERM LOAN B COMMITMENT.
    Borrower shall give LNB irrevocable telephonic notice, written notice or telecopied notice by no later than 12:00 p.m., Chicago time, on the date it requests to make a Loan under Term Loan B. Each such notice shall be effective upon receipt by LNB and shall specify the date of the Loan
    (which shall be a Business Day), the amount of such Loan, whether the Loan is a Base Rate Loan or LIBOR Loan and, with respect to a LIBOR Loan, the Interest Period applicable thereto. Borrower shall give LNB irrevocable telephonic notice (which notice shall be promptly confirmed in writing) no later than 10:00 a.m., Chicago time, three (3) Business Days prior to the date that it requests LNB to effect a conversion from a Base Rate Loan to a LIBOR Loan, including a reborrowing as provided in PARAGRAPH 4-2E.
    Borrower agrees that LNB may rely on any notice given by any person it reasonably believes to be an authorized officer of Borrower without the necessity of independent investigation. Each borrowing shall be on a Business Day.

         4-2C. INTEREST RATES; LOAN AMOUNTS; DEFAULT RATE.

              (i) Borrower hereby promises to pay interest on the unpaid principal amount of each Loan under Term Loan B at a rate per annum equal to the Base Rate from time to time in effect for the period commencing on the date of such Loan until such Base Rate Loan is (A) converted to a LIBOR Loan pursuant to PARAGRAPH 4-2E hereof, or (B) paid in full. Accrued interest on the outstanding principal amount of Loans shall be payable (i) monthly in arrears on the last Business Day of each calendar month in the case of a Base Rate Loan, (ii) on the last day of the Interest Period therefor in the case of a LIBOR Loan, (iii) upon conversion of any Loan into a LIBOR Loan (such amount of accrued interest then coming due to be calculated based on the principal amount of the Loan so converted), and (iv) upon the Maturity Date. After the Maturity Date or Conversion Date, as applicable, accrued interest on such Loans shall be payable on demand.

              (ii) Each LIBOR Loan shall be in a minimum amount of $100,000 or such greater amount which is an integral multiple of $100,000 and shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such LIBOR Loan is effected by conversion or continued until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the LIBOR Margin plus the Adjusted LIBOR Rate, with such interest payable in accordance with PARAGRAPH 4-2C(i) above.

              (iii) If any payment of principal on any Loan is not made when due, such Loan shall bear interest from the date such payment was due until paid in full, payable on demand, at a rate per annum (the "Default Rate") equal to the sum of three percent (3%) plus the applicable interest rate from time to time in effect (computed on the basis of a 360 day year and actual days elapsed).

         4-2D. COMPUTATION OF INTEREST. Interest on each Loan shall be computed for the actual number of days elapsed on the basis of a 360-day year. The interest rate applicable to each Base Rate Loan shall change simultaneously with each change in such Base Rate. Upon conversion of less than all the aggregate principal amount of Base Rate Loans outstanding at any one time to a LIBOR Loan, interest on the remaining principal amount of Base Rate Loans outstanding after such conversion shall be calculated assuming such LIBOR Loan replaced a corresponding amount of Base Rate Loans bearing interest at the Base Rate applicable thereto immediately prior to such conversion such that the remaining principal amount of Base Rate Loans outstanding after such conversion shall bear interest at the Base Rate which would have been applicable to such Base Rate Loans had no such conversion been effected.

         4-2E. CONVERSION AND REBORROWING OF LOANS.

              (i) Provided that no Event of Default has occurred and is continuing, Base Rate Loans may, subject to PARAGRAPHS 4-2B AND 4-2C(ii) hereof, at any time be converted by Borrower to LIBOR Loans, which LIBOR Loans shall mature and become due and payable on the last day of the Interest Period applicable thereto. Provided that no Event of Default has occurred and is continuing, Borrower shall have the right, subject to the terms and conditions of this Agreement, to reborrow through a new LIBOR Loan in whole or in part, subject to PARAGRAPH 4-2C(ii), any LIBOR Loan from any current Interest Period into a subsequent Interest Period, provided that Borrower shall give LNB notice of the reborrowing of any such LIBOR Loan as provided in PARAGRAPH 4-2B hereof.

              (ii) In the event that (x) Borrower fails to give notice pursuant to PARAGRAPH 4-2B hereof of the reborrowing of any LIBOR
         Loan or fails to specify the Interest Period applicable to such reborrowing or (y) an Event of Default has occurred and is continuing at the time any such LIBOR Loan is to be reborrowed hereunder, then such LIBOR Loan shall be automatically reborrowed as a Base Rate Loan, subject to PARAGRAPHS 4-2C(ii) (IN THE CASE OF SUBPART (y) OF THIS PARAGRAPH 4-2E(ii) AND 8B hereof if an Event of Default has occurred and is continuing, whichever is applicable, unless the relevant LIBOR Loan is paid in full on the last day of the then applicable Interest Period.

         4-2F. CHANGE OF LAW. Notwithstanding any other provisions of this Agreement or the Term B Note, if at any time LNB shall determine in good faith that any change in applicable law or regulation or in the interpretation thereof makes it unlawful or impossible for LNB to effect a conversion of a Base Rate Loan into a LIBOR Loan or to continue to maintain any LIBOR Loan, LNB shall promptly give notice thereof (together with an explanation of the reasons therefor) to Borrower, and the obligation of LNB to effect by conversion or continue such LIBOR Loan under this Agreement shall terminate until it is no longer unlawful or impossible for LNB to effect by conversion or maintain such LIBOR Loan. Upon the receipt of such notice, Borrower may elect to either (i) pay or prepay, as the case may be, the outstanding principal amount of any such LIBOR Loan, together with all interest accrued thereon, or (ii) convert the principal amount of such affected LIBOR Loan to a Base Rate Loan available hereunder, subject to the terms and conditions of this Agreement.

         4-2G. UNAVAILABILITY OF DEPOSITS OR INABILITY TO ASCERTAIN THE LIBOR RATE OR ADJUSTED LIBOR RATE. Notwithstanding any other provision of this Agreement or the Term B Note to the contrary, if prior to the commencement of any Interest Period LNB shall determine in good faith (i) that deposits in the amount of any LIBOR Loan scheduled to be outstanding are not available to LNB in the relevant market or (ii) by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR rate or Adjusted LIBOR Rate, then LNB shall promptly give notice thereof to Borrower, and the obligation of LNB to effect by conversion or continue any such

    LIBOR Loan in such amount and for such Interest Period shall terminate until deposits in such amount and for the Interest Period selected by Borrower shall again be readily available in the relevant market and adequate and reasonable means exist for ascertaining the LIBOR rate or Adjusted LIBOR Rate, as the case may be. Upon the giving of such notice, Borrower may elect to either (i) pay or prepay, as the case may be, the outstanding principal amount of any such LIBOR Loan, together with all interest accrued thereon, or (ii) convert the principal amount of such affected LIBOR Loan to a Base Rate Loan available hereunder, subject to all the terms and conditions of this Agreement.

         4-2H. YIELD PROTECTION ETC.

         (i) INCREASED COSTS. If (x) Regulation D of the Board of Governors of the Federal Reserve System, or (y) the adoption of any applicable law, treaty, rule, regulation or guideline, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by LNB or its lending branch with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency,

              (A) shall subject LNB, its lending branch or any Loan to any tax, duty, change, stamp tax, fee, deduction, withholding or other charge in respect of this Agreement, any Loan, the Term B Note or the obligation of LNB to make or maintain any Loan, or shall change the basis of taxation of payments to LNB of the principal of or interest on any Loan or any other amounts due under this Agreement in respect of any Loan or its obligation to make or maintain any Loan (except for changes in the rate of tax on the overall net income of LNB imposed by the federal, state or local jurisdiction in which LNB's principal executive office or its lending branch is located);

              (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, LNB; or

              (C) shall impose on LNB any penalty with respect to the foregoing or any other condition affecting

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

         this Agreement, any Loan, the Term B Note or the obligation of LNB to make or maintain any Loan;

         and the result of any of the foregoing is to increase the cost to (or to impose a cost on) LNB of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by LNB under this Agreement or under the Term B Note with respect thereto, then LNB shall notify Borrower after it receives final notice of any of the foregoing and, within 45 days after demand by LNB (which demand shall be accompanied by a statement setting forth the basis of such demand), Borrower shall pay directly to LNB for such additional amount or amounts as will compensate LNB for such increased cost or such reduction.

         (ii) CAPITAL ADEQUACY. If either (i) the introduction of or any change in or change in the interpretation of any law or regulation or (ii) compliance by LNB with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by LNB or any corporation controlling LNB and LNB determines that the amount of such capital is increased solely by or solely based upon the existence of LNB's commitment to lend hereunder and other commitments of this type, then, upon demand by LNB, Borrower shall immediately pay to LNB, from time to time as specified by LNB, additional amounts sufficient to compensate LNB in the light of such circumstances, to the extent that LNB reasonably determines such increase in capital to be allocable to the existence of LNB's commitment to lend hereunder.

    4-2I. FUNDING INDEMNITY. In the event LNB shall incur any loss, cost or expense (including, without limitation, any loss of profit and any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by LNB to fund or maintain any LIBOR Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to LNB) as a result of:

         (i) any payment of a LIBOR Loan on a date other than the last day of the then applicable Interest Period;

         (ii) any failure by Borrower to effect by conversion or continue any LIBOR Loan on the date specified in the notice given pursuant to PARAGRAPH 4-2B hereof;

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

         (iii) any failure by Borrower to make any payment of principal or interest when due on any LIBOR Loan, whether at stated maturity, by acceleration or otherwise; or

         (iv) the occurrence of any Event of Default;

then, upon the demand by LNB, Borrower shall pay to LNB such amount as will reimburse LNB for such loss, cost or expense. If LNB makes such a claim for compensation under this PARAGRAPH 4-2I, LNB shall provide to Borrower a certificate setting forth the amount of such loss, cost or expense in reasonable detail and such certificate shall be conclusive and binding on Borrower as to the amount thereof except in the case of manifest error.

    4-2J. DISCRETION OF LNB AS TO MANNER OF FUNDING. Notwithstanding any provision of this Agreement to the contrary other than PARAGRAPH 4-2G, LNB shall be entitled to fund and maintain its funding of all or any part of the Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if LNB had actually funded and maintained each LIBOR Loan during each Interest Period for such LIBOR Loan through the purchase of deposits in the London Interbank Market having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Adjusted LIBOR Rate for such Interest Period.

    4-2K. INTEREST LAWS. Notwithstanding any provision to the contrary contained in this Agreement or the Other Agreements, Borrower shall not be required to pay, and LNB shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any of the Other Agreements, then in such event: (a) the provisions of this Paragraph shall govern and control; (b) Borrower shall not be obligated to pay any Excess Interest; (c) any Excess Interest that LNB may have received hereunder shall be, at LNB's option, (i) applied as a credit against the outstanding principal balance of Term Loan B, or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (ii) refunded to the payor thereof, or (iii) any combination of the foregoing; (d) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Agreement and the Other Agreements shall be deemed to have been and shall be reformed and modified to reflect such reduction; and (e) Borrower shall not have any action against LNB for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on Term Loan B is

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

         calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on Term Loan B shall remain at the Maximum Rate until LNB shall have received the amount of interest which LNB would have received during such period on Term Loan B had the rate of interest not been limited to the Maximum Rate during such period.

              4-2L. UNUSED TERM LOAN B COMMITMENT FEE. From and after July 11, 1997, Borrower shall pay to LNB a fee in an amount equal to the product of the average daily unborrowed amount of the Term Loan B Commitment during the preceding quarter, multiplied by one-quarter of one percent (0.25%) per annum, such fee to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable quarterly in arrears on the first Business Day of October, 1997, and on the first Business Day of each calendar quarter thereafter and on the maturity date of Term Loan B.

    3. REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in ARTICLE 7 and all covenants set forth in ARTICLES 5 AND 6 of the Original Credit Agreement shall be deemed remade and affirmed as of the date hereof by Borrower, except that any and all references to the Original Credit Agreement in such representations, warranties and covenants shall be deemed to include this Amendment.

    4. NO BREACH OR DEFAULT. Borrower hereby represents and warrants that no Event of Default, breach or default has occurred under the Original Credit Agreement. Borrower further represents and affirms that there are no defenses, setoffs, claims or counterclaims which could be asserted against the Bank related to the Original Credit Agreement.

    5. EFFECTUATION. The amendments to the Original Credit Agreement contemplated by this Amendment shall be deemed effective upon the satisfaction of the following conditions precedent:

         (a) This Amendment or counterparts thereof shall have been duly executed and delivered to Borrower and the Bank.

         (b) Borrower shall have executed and delivered to the Bank a Term B
Note in the form attached hereto as EXHIBIT 4-2A.

         (c) Bank shall have received the opinion of Bert M. Gross, Esq., addressed to the Bank, in the form attached hereto as EXHIBIT 1.

    6. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

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

    IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

                                       REGIS CORPORATION

ATTEST:

                                       By:
                                          ---------------------------------
                                         Name:
                                              -----------------------------
                                         Title:
----------------------------------             ----------------------------

Name:
     -----------------------------
Title:
      ----------------------------


                                       LASALLE NATIONAL BANK


                                       By:
                                          ---------------------------------
                                         Name:
                                              -----------------------------
                                         Title:
                                               ----------------------------


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